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                          SECOND AMENDMENT TO SUBLEASE

This Amendment dated February 11, 1999, for reference purposes only, is made and entered into by Dialogic Corporation ("Sublessor") and DSP Group, Inc. ("Sublessee").

RECITALS:

A. The parties have previously entered into a sublease ("Sublease") dated October 18, 1996 and a First Amendment to Sublease dated December 4, 1996.

NOW THEREFORE, the parties agree as follows:

1. To amend the "Termination Date" as defined in paragraph 7 of Sublease to be June 30, 2001.

2. To increase the monthly rent as defined in paragraph 9 of Sublease to be thirty-three thousand six hundred thirty-seven dollars ($33,637.00) beginning January 1, 2000.

3. To delete paragraph 8 of Sublease in its entirety and substitute the following: The Sublease shall automatically renew for one month periods beginning July 1, 2001; provided, however, in no event shall the term of Sublease extend past April 30, 2004. This month to month extension period can be terminated by either party by providing at least five (5) months prior written notice to the other party at any time after February 1, 2001 (i.e., if written notice is delivered on February 1, 2000, such termination shall be effective July 1, 2001).

4. Except as specifically amended modified by this Second Amendment to Sublease, all other terms and provisions of the First Amendment to Sublease and Sublease shall remain unmodified and in full force and effect.

Sublessor:  DIALOGIC CORPORATION      Sublessee:  DSP GROUP, INC.


By:/s/ THOMAS ARIDAO                  By: /s/ MICHAEL COHEN
   ------------------------------         ----------------------------

Title: Chief Financial Officer        Title: Director, Administration
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Date: 3/15/99                         Date: 3/12/99
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